Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2023 THIRD QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.25 PER SHARE

ARLINGTON, Texas (Business Wire) - July 20, 2023

Fiscal 2023 Third Quarter Highlights - comparisons to the prior year quarter
•Net income attributable to D.R. Horton of $1.3 billion or $3.90 per diluted share
•Consolidated pre-tax income of $1.8 billion, with a pre-tax profit margin of 18.3%
•Consolidated revenues increased 11% to $9.7 billion
•Homes closed increased 8% to 22,985 homes and 4% in value to $8.7 billion
•Net sales orders increased 37% to 22,879 homes and 26% in value to $8.7 billion
•Rental operations pre-tax income of $162.1 million on $667.1 million of revenues from sales of 1,754 single-family rental homes and 230 multi-family rental units
•Repurchased 3.1 million shares of common stock for $342.9 million

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its third fiscal quarter ended June 30, 2023 decreased 16% to $3.90 per diluted share compared to $4.67 per diluted share in the same quarter of fiscal 2022. Net income attributable to D.R. Horton in the third quarter of fiscal 2023 decreased 19% to $1.3 billion compared to $1.6 billion in the same quarter of fiscal 2022. Homebuilding revenue for the third quarter of fiscal 2023 increased 5% to $8.7 billion compared to $8.3 billion in the same quarter of fiscal 2022. Homes closed in the quarter increased 8% to 22,985 homes compared to 21,308 homes closed in the same quarter of fiscal 2022.

For the nine months ended June 30, 2023, net income per common share attributable to D.R. Horton decreased 21% to $9.39 per diluted share compared to $11.85 per diluted share in the same period of fiscal 2022. Net income attributable to D.R. Horton for the nine months ended June 30, 2023 decreased 23% to $3.2 billion compared to $4.2 billion in the same period of fiscal 2022. Homebuilding revenue for the first nine months of fiscal 2023 increased 2% to $22.9 billion compared to $22.5 billion in the same period of fiscal 2022. Homes closed in the first nine months of fiscal 2023 increased 1% to 59,989 homes compared to 59,532 homes closed in the same period of fiscal 2022.

Net sales orders for the third quarter ended June 30, 2023 increased 37% to 22,879 homes and 26% in value to $8.7 billion compared to 16,693 homes and $6.9 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the third quarter of fiscal 2023 was 18% compared to 24% in the prior year quarter. Net sales orders for the first nine months of fiscal 2023 decreased 5% to 59,403 homes and 11% in value to $22.3 billion compared to 62,555 homes and $24.9 billion in the same period of fiscal 2022. The Company's sales order backlog of homes under contract at June 30, 2023 decreased 34% to 19,186 homes and 38% in value to $7.4 billion compared to 29,244 homes and $11.9 billion at June 30, 2022.

At June 30, 2023, the Company had 43,800 homes in inventory, of which 25,000 were unsold. 5,700 of the Company’s unsold homes at June 30, 2023 were completed. The Company’s homebuilding land and lot portfolio totaled 555,100 lots at the end of the quarter, of which 25% were owned and 75% were controlled through land and lot purchase contracts.

The Company's return on equity (ROE) was 24.3% for the trailing twelve months ended June 30, 2023, and homebuilding return on inventory (ROI) was 31.8% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company generated $2.3 billion of cash flow from operations during the nine months ended June 30, 2023, and ended the third quarter with $2.6 billion of unrestricted homebuilding cash and $2.0 billion of available capacity on its revolving credit facility for total homebuilding liquidity of $4.6 billion. Homebuilding debt at June 30, 2023 totaled $2.7 billion, which includes $400 million of senior notes due August 2023 that were redeemed early in July 2023. The Company’s homebuilding debt to total capital ratio at June 30, 2023 was 11.1%. Homebuilding debt to total capital ratio consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered strong results in the third fiscal quarter of 2023, highlighted by EPS of $3.90 per diluted share. Our consolidated pre-tax income was $1.8 billion on an 11% increase in revenues to $9.7 billion, with a pre-tax profit margin of 18.3%. Despite continued higher mortgage rates and inflationary pressures, our net sales orders increased 37% from the prior year quarter, as the supply of both new and existing homes at affordable price points remains limited and demographics supporting housing demand remain favorable.

“We are well-positioned with our experienced operators, diverse product offerings and flexible lot supply and are focused on supplying more homes to meet market demand and maximizing returns and capital efficiency in each of our communities. The strength of our balance sheet, liquidity and low leverage provide us with significant financial flexibility, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.”

Guidance
Based on current market conditions and the Company’s results for the first nine months of the year, D.R. Horton is updating its fiscal 2023 guidance as follows:
•Consolidated revenues in a range from $34.7 billion to $35.1 billion
•Homes closed between 82,800 and 83,300 homes
•Rental homes/units closed between 6,500 and 7,000 homes/units
•Cash provided by operations greater than $3.0 billion, primarily generated by homebuilding operations.

The Company plans to also provide guidance for its fourth quarter of fiscal 2023 on its conference call today.

Rental Operations
The Company's rental operations generated $162.1 million of pre-tax income on revenues of $667.1 million in the third quarter of fiscal 2023 compared to $42.6 million of pre-tax income on revenues of $109.7 million in the same quarter of fiscal 2022. For the nine months ended June 30, 2023, rental operations pre-tax income was $307.0 million on revenues of $1.2 billion compared to pre-tax income of $215.1 million on revenues of $489.1 million in the prior year period.

During the third quarter of fiscal 2023, the Company sold 1,754 single-family rental homes for $589.6 million compared to 84 homes sold for $39.5 million in the prior year quarter. During the nine months ended June 30, 2023, the Company sold 3,169 single-family rental homes for $1.0 billion compared to 678 homes sold for $292.7 million in the prior year period. At June 30, 2023, the consolidated balance sheet included $1.9 billion of single-family rental property inventory consisting of 7,570 homes, of which 6,270 were completed, and 3,650 lots, of which 1,440 were finished.

During the third quarter of fiscal 2023, the Company sold 230 multi-family rental units for $77.5 million compared to 298 units sold for $69.3 million in the prior year quarter. During the nine months ended June 30, 2023, the Company sold 530 multi-family rental units for $177.0 million compared to 775 units sold for $195.5 million in the prior year period. At June 30, 2023, the consolidated balance sheet included $1.4 billion of multi-family rental property inventory consisting of 8,800 units, of which 6,920 units were under active construction and 1,880 units were completed.

The Company's rental operating results are reported separately and are not included in the homes closed, revenues or inventories of its homebuilding segment.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”) is a publicly traded residential lot development company that is a majority-owned subsidiary of D.R. Horton. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the third quarter ended June 30, 2023, Forestar sold 3,812 lots and generated $368.9 million of revenue compared to 3,473 lots and $308.5 million of revenue in the prior year quarter. For the nine months ended June 30, 2023, Forestar sold 9,054 lots and generated $887.1 million of revenue compared to 13,777 lots and $1.1 billion of revenue in the prior year period. Forestar’s pre-tax income in the third quarter of fiscal 2023 was $62.4 million with a pre-tax profit margin of 16.9% compared to $52.7 million of pre-tax income and a 17.1% pre-tax profit margin in the same quarter of fiscal 2022. For the nine months ended June 30, 2023, Forestar’s pre-tax income was $126.2 million with a pre-tax profit margin of 14.2% compared to $169.4 million of pre-tax income and a 14.9% pre-tax profit margin in the same period of fiscal 2022.

Financial Services
For the third quarter ended June 30, 2023, financial services revenues were $228.5 million compared to $254.3 million in the same quarter of fiscal 2022. Financial services pre-tax income for the quarter was $94.1 million with a pre-tax profit margin of 41.2% compared to $128.3 million of pre-tax income and a 50.5% pre-tax profit margin in the prior year quarter. For the nine months ended June 30, 2023, financial services revenues were $582.0 million compared to $660.8 million in the same period of fiscal 2022. Financial services pre-tax income was $197.9 million with a pre-tax profit margin of 34.0% compared to $288.2 million of pre-tax income and a 43.6% pre-tax profit margin in the prior year period.

Dividends
During the third quarter of fiscal 2023, the Company paid cash dividends of $85.2 million for a total of $256.9 million of dividends paid during the nine months ended June 30, 2023. Subsequent to quarter end, the Company declared a quarterly cash dividend of $0.25 per common share that is payable on August 14, 2023 to stockholders of record on August 7, 2023.

Share Repurchases
The Company repurchased 3.1 million shares of common stock for $342.9 million during the third quarter of fiscal 2023, for a total of 7.7 million shares repurchased for $764.2 million during the nine months ended June 30, 2023. The Company’s remaining stock repurchase authorization at June 30, 2023 was $657.1 million.

Conference Call and Webcast Details
The Company will host a conference call today (Thursday, July 20) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 945128), and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002 and has closed more than 1,000,000 homes in its 45-year history. D.R. Horton has operations in 113 markets in 33 states across the United States and is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $200,000 to over $1,000,000. The Company also constructs and sells both single-family and multi-family rental properties. During the twelve-month period ended June 30, 2023, D.R. Horton closed 83,201 homes in its homebuilding operations, in addition to 3,265 single-family rental homes and 530 multi-family rental units in its rental operations. D.R. Horton also provides mortgage financing, title services and insurance agency services for its homebuyers and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are well-positioned with our experienced operators, diverse product offerings and flexible lot supply and are focused on supplying more homes to meet market demand and maximizing returns and capital efficiency in each of our communities; the strength of our balance sheet, liquidity and low leverage provide us with significant financial flexibility; and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis. The forward-looking statements also include all commentary in the guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, lot development and rental housing industries and changes in economic, real estate or other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; supply shortages and other risks of acquiring land, building materials and skilled labor; the effects of public health issues such as a major epidemic or pandemic, including the impact of COVID-19 on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; actions by activist stockholders; and information technology failures, data security breaches and our ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly report on Form-10-Q, both of which are or will be filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2023	September 30, 2022
	(In millions)
ASSETS
Cash and cash equivalents	$3,379.1	$2,540.5
Restricted cash	28.9	32.4
Total cash, cash equivalents and restricted cash	3,408.0	2,572.9
Inventories:
Construction in progress and finished homes	9,352.8	9,798.2
Residential land and lots — developed, under development, held for development and held for sale	10,311.5	9,313.3
Rental properties	3,319.2	2,544.2
Total inventory	22,983.5	21,655.7
Mortgage loans held for sale	2,414.4	2,386.0
Deferred income taxes, net of valuation allowance of $17.8 million and $17.9 million at June 30, 2023 and September 30, 2022, respectively	121.8	141.1
Property and equipment, net	425.3	471.6
Other assets	2,806.6	2,960.3
Goodwill	163.5	163.5
Total assets	$32,323.1	$30,351.1
LIABILITIES
Accounts payable	$1,369.5	$1,360.3
Accrued expenses and other liabilities	2,766.0	3,138.3
Notes payable	6,105.3	6,066.9
Total liabilities	10,240.8	10,565.5
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 401,104,823 shares issued and 338,222,953 shares outstanding at June 30, 2023 and 399,172,937 shares issued and 343,953,023 shares outstanding at September 30, 2022	4.0	4.0
Additional paid-in capital	3,394.7	3,349.5
Retained earnings	22,164.4	19,185.3
Treasury stock, 62,881,870 shares and 55,219,914 shares at June 30, 2023 and September 30, 2022, respectively, at cost	(3,906.7)	(3,142.5)
Stockholders’ equity	21,656.4	19,396.3
Noncontrolling interests	425.9	389.3
Total equity	22,082.3	19,785.6
Total liabilities and equity	$32,323.1	$30,351.1

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
	(In millions, except per share data)
Revenues	$9,725.6	$8,788.1	$24,956.4	$23,840.6
Cost of sales	7,141.8	5,879.3	18,429.3	16,214.9
Selling, general and administrative expense	852.1	740.6	2,362.6	2,101.6
Other (income) expense	(52.2)	(15.1)	(131.9)	(39.8)
Income before income taxes	1,783.9	2,183.3	4,296.4	5,563.9
Income tax expense	432.2	524.0	1,026.7	1,316.5
Net income	1,351.7	1,659.3	3,269.7	4,247.4
Net income attributable to noncontrolling interests	16.6	11.5	33.7	21.7
Net income attributable to D.R. Horton, Inc.	$1,335.1	$1,647.8	$3,236.0	$4,225.7

Basic net income per common share attributable to D.R. Horton, Inc.	$3.93	$4.70	$9.46	$11.96
Weighted average number of common shares	339.9	350.8	342.1	353.3

Diluted net income per common share attributable to D.R. Horton, Inc.	$3.90	$4.67	$9.39	$11.85
Adjusted weighted average number of common shares	342.3	353.1	344.7	356.5

Other Consolidated Financial Data
Interest charged to cost of sales	$41.3	$35.4	$103.8	$103.4
Depreciation and amortization	$23.7	$20.9	$70.2	$60.2
Interest incurred	$57.4	$40.0	$154.2	$113.6

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2023	2022
	(In millions)
OPERATING ACTIVITIES
Net income	$3,269.7	$4,247.4
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	70.2	60.2
Stock-based compensation expense	80.6	79.4
Deferred income taxes	19.3	14.3
Inventory and land option charges	62.2	30.6
Changes in operating assets and liabilities:
Decrease (increase) in construction in progress and finished homes	576.2	(3,063.9)
Increase in residential land and lots – developed, under development, held for development and held for sale	(915.0)	(1,005.1)
Increase in rental properties	(777.3)	(1,129.6)
Decrease (increase) in other assets	242.1	(777.3)
Increase in mortgage loans held for sale	(28.4)	(55.2)
(Decrease) increase in accounts payable, accrued expenses and other liabilities	(338.5)	1,036.4
Net cash provided by (used in) operating activities	2,261.1	(562.8)
INVESTING ACTIVITIES
Expenditures for property and equipment	(108.3)	(108.0)
Payments related to business acquisitions, net of cash acquired	(202.0)	(271.5)
Other investing activities	1.8	6.6
Net cash used in investing activities	(308.5)	(372.9)
FINANCING ACTIVITIES
Proceeds from notes payable	575.0	2,625.0
Repayment of notes payable	(675.4)	(2,051.2)
Borrowings (payments) on mortgage repurchase facility, net	67.3	(88.9)
Proceeds from stock associated with certain employee benefit plans	18.7	26.9
Cash paid for shares withheld for taxes	(55.9)	(61.8)
Cash dividends paid	(256.9)	(238.4)
Repurchases of common stock	(759.6)	(859.7)
Net proceeds from issuance of Forestar common stock	—	1.7
Net other financing activities	(30.7)	29.2
Net cash used in financing activities	(1,117.5)	(617.2)
Net increase (decrease) in cash, cash equivalents and restricted cash	835.1	(1,552.9)
Cash, cash equivalents and restricted cash at beginning of period	2,572.9	3,237.2
Cash, cash equivalents and restricted cash at end of period	$3,408.0	$1,684.3

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	June 30, 2023
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,550.0	$401.0	$253.0	$133.4	$41.7	$3,379.1
Restricted cash	9.9	—	15.4	3.6	—	28.9
Inventories:
Construction in progress and finished homes	9,492.8	—	—	—	(140.0)	9,352.8
Residential land and lots	8,485.5	1,909.1	—	—	(83.1)	10,311.5
Rental properties	—	—	—	3,341.9	(22.7)	3,319.2
	17,978.3	1,909.1	—	3,341.9	(245.8)	22,983.5
Mortgage loans held for sale	—	—	2,414.4	—	—	2,414.4
Deferred income taxes, net	125.6	—	—	(7.1)	3.3	121.8
Property and equipment, net	393.3	5.7	3.9	2.5	19.9	425.3
Other assets	2,648.8	59.7	196.8	40.3	(139.0)	2,806.6
Goodwill	134.3	—	—	—	29.2	163.5
	$23,840.2	$2,375.5	$2,883.5	$3,514.6	$(290.7)	$32,323.1
Liabilities
Accounts payable	$1,133.8	$68.6	$—	$703.4	$(536.3)	$1,369.5
Accrued expenses and other liabilities	2,381.2	303.1	190.1	34.5	(142.9)	2,766.0
Notes payable	2,712.5	707.2	1,685.6	1,000.0	—	6,105.3
	$6,227.5	$1,078.9	$1,875.7	$1,737.9	$(679.2)	$10,240.8

	September 30, 2022
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,040.7	$264.8	$103.3	$109.9	$21.8	$2,540.5
Restricted cash	11.3	—	19.7	1.4	—	32.4
Inventories:
Construction in progress and finished homes	9,951.5	—	—	—	(153.3)	9,798.2
Residential land and lots	7,372.9	2,022.4	—	—	(82.0)	9,313.3
Rental properties	—	—	—	2,572.1	(27.9)	2,544.2
	17,324.4	2,022.4	—	2,572.1	(263.2)	21,655.7
Mortgage loans held for sale	—	—	2,386.0	—	—	2,386.0
Deferred income taxes, net	146.3	—	—	(7.1)	1.9	141.1
Property and equipment, net	361.8	5.7	4.3	2.0	97.8	471.6
Other assets	2,266.5	50.1	492.5	18.4	132.8	2,960.3
Goodwill	134.3	—	—	—	29.2	163.5
	$22,285.3	$2,343.0	$3,005.8	$2,696.7	$20.3	$30,351.1
Liabilities
Accounts payable	$1,149.1	$72.2	$0.2	$233.6	$(94.8)	$1,360.3
Accrued expenses and other liabilities	2,365.7	365.4	596.2	25.0	(214.0)	3,138.3
Notes payable	2,942.6	706.0	1,618.3	800.0	—	6,066.9
	$6,457.4	$1,143.6	$2,214.7	$1,058.6	$(308.8)	$10,565.5
_________________
(1)Amounts include the balances of the Company's other businesses, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30, 2023
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,703.1	$—	$—	$—	$—	$8,703.1
Land/lot sales and other	30.5	368.9	—	—	(272.5)	126.9
Rental property sales	—	—	—	667.1	—	667.1
Financial services	—	—	228.5	—	—	228.5
	8,733.6	368.9	228.5	667.1	(272.5)	9,725.6
Cost of sales
Home sales (2)	6,675.6	—	—	—	(69.6)	6,606.0
Land/lot sales and other	26.1	283.0	—	—	(238.2)	70.9
Rental property sales	—	—	—	458.0	(3.9)	454.1
Inventory and land option charges	9.0	0.9	—	0.9	—	10.8
	6,710.7	283.9	—	458.9	(311.7)	7,141.8
Selling, general and administrative expense	584.9	26.4	154.7	80.0	6.1	852.1
Other (income) expense	(26.4)	(3.8)	(20.3)	(33.9)	32.2	(52.2)
Income before income taxes	$1,464.4	$62.4	$94.1	$162.1	$0.9	$1,783.9

	Nine Months Ended June 30, 2023
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$22,862.0	$—	$—	$—	$—	$22,862.0
Land/lot sales and other	85.2	887.1	—	—	(678.5)	293.8
Rental property sales	—	—	—	1,218.6	—	1,218.6
Financial services	—	—	582.0	—	—	582.0
	22,947.2	887.1	582.0	1,218.6	(678.5)	24,956.4
Cost of sales
Home sales (2)	17,625.3	—	—	—	(180.4)	17,444.9
Land/lot sales and other	44.4	675.1	—	—	(590.1)	129.4
Rental property sales	—	—	—	799.2	(6.4)	792.8
Inventory and land option charges	47.4	23.6	—	2.3	(11.1)	62.2
	17,717.1	698.7	—	801.5	(788.0)	18,429.3
Selling, general and administrative expense	1,657.5	71.3	435.7	181.0	17.1	2,362.6
Other (income) expense	(54.1)	(9.1)	(51.6)	(70.9)	53.8	(131.9)
Income before income taxes	$3,626.7	$126.2	$197.9	$307.0	$38.6	$4,296.4
Summary Cash Flow Information
Cash provided by (used in) operating activities	$2,133.1	$136.1	$13.9	$(78.1)	$56.1	$2,261.1
_____________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30, 2022
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,336.4	$—	$—	$—	$—	$8,336.4
Land/lot sales and other	11.4	308.5	—	—	(232.2)	87.7
Rental property sales	—	—	—	109.7	—	109.7
Financial services	—	—	254.3	—	—	254.3
	8,347.8	308.5	254.3	109.7	(232.2)	8,788.1
Cost of sales
Home sales (2)	5,826.8	—	—	—	(52.5)	5,774.3
Land/lot sales and other	7.3	233.6	—	—	(197.4)	43.5
Rental property sales	—	—	—	50.9	—	50.9
Inventory and land option charges	9.5	1.0	—	0.1	—	10.6
	5,843.6	234.6	—	51.0	(249.9)	5,879.3
Selling, general and administrative expense	553.2	24.1	137.3	22.8	3.2	740.6
Other (income) expense	(3.7)	(2.9)	(11.3)	(6.7)	9.5	(15.1)
Income before income taxes	$1,954.7	$52.7	$128.3	$42.6	$5.0	$2,183.3

	Nine Months Ended June 30, 2022
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$22,492.0	$—	$—	$—	$—	$22,492.0
Land/lot sales and other	42.0	1,137.7	—	—	(981.0)	198.7
Rental property sales	—	—	—	489.1	—	489.1
Financial services	—	—	660.8	—	—	660.8
	22,534.0	1,137.7	660.8	489.1	(981.0)	23,840.6
Cost of sales
Home sales (2)	15,996.0	—	—	—	(133.9)	15,862.1
Land/lot sales and other	27.7	895.9	—	—	(822.1)	101.5
Rental property sales	—	—	—	225.8	(5.1)	220.7
Inventory and land option charges	23.2	7.0	—	0.4	—	30.6
	16,046.9	902.9	—	226.2	(961.1)	16,214.9
Selling, general and administrative expense	1,558.1	69.9	400.6	64.2	8.8	2,101.6
Other (income) expense	(11.6)	(4.5)	(28.0)	(16.4)	20.7	(39.8)
Income before income taxes	$4,940.6	$169.4	$288.2	$215.1	$(49.4)	$5,563.9
Summary Cash Flow Information
Cash provided by (used in) operating activities	$124.5	$(10.2)	$150.1	$(826.4)	$(0.8)	$(562.8)
_____________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended June 30,				Nine Months Ended June 30,
	2023		2022		2023		2022
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,208	$647.2	886	$532.8	3,491	$1,831.0	3,456	$1,958.0
Southwest	2,815	1,345.6	1,967	1,038.1	6,064	2,879.8	6,863	3,625.1
South Central	6,078	2,029.6	5,176	1,888.3	15,905	5,145.2	18,366	6,346.3
Southeast	6,021	2,182.9	3,979	1,612.7	16,617	5,972.9	17,222	6,538.5
East	4,547	1,615.0	3,274	1,265.8	11,342	4,031.3	11,019	4,133.8
North	2,210	899.7	1,411	603.0	5,984	2,413.0	5,629	2,344.8
	22,879	$8,720.0	16,693	$6,940.7	59,403	$22,273.2	62,555	$24,946.5

HOMES CLOSED

	Three Months Ended June 30,				Nine Months Ended June 30,
	2023		2022		2023		2022
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,209	$653.6	1,194	$673.9	3,471	$1,864.4	3,365	$1,859.3
Southwest	2,316	1,120.1	2,539	1,288.9	5,896	2,828.2	6,804	3,335.4
South Central	6,477	2,169.7	6,117	2,077.3	16,893	5,609.9	17,164	5,606.0
Southeast	6,616	2,384.0	5,740	2,111.7	17,654	6,483.1	16,568	5,868.2
East	4,102	1,464.2	3,782	1,385.4	10,469	3,814.0	10,379	3,677.0
North	2,265	911.5	1,936	799.2	5,606	2,262.4	5,252	2,146.1
	22,985	$8,703.1	21,308	$8,336.4	59,989	$22,862.0	59,532	$22,492.0

SALES ORDER BACKLOG

	As of June 30,
	2023		2022
	Homes	Value	Homes	Value
Northwest	744	$393.7	1,045	$596.4
Southwest	1,928	956.5	3,497	1,785.6
South Central	4,807	1,617.6	9,935	3,565.7
Southeast	6,001	2,308.0	7,973	3,204.9
East	3,959	1,432.2	4,857	1,926.2
North	1,747	739.7	1,937	838.8
	19,186	$7,447.7	29,244	$11,917.6

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

LAND AND LOT POSITION

	June 30, 2023			September 30, 2022
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	14,100	23,000	37,100	11,100	32,200	43,300
Southwest	22,400	30,300	52,700	22,100	36,500	58,600
South Central	37,200	62,200	99,400	37,800	66,500	104,300
Southeast	23,400	132,000	155,400	24,700	138,600	163,300
East	25,500	115,700	141,200	22,700	105,700	128,400
North	14,900	54,400	69,300	12,700	62,600	75,300
	137,500	417,600	555,100	131,100	442,100	573,200
	25%	75%	100%	23%	77%	100%
_____________
(1)Lots controlled at June 30, 2023 included approximately 30,500 lots owned or controlled by Forestar, 13,600 of which our homebuilding divisions had under contract to purchase and 16,900 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2022 included approximately 36,700 lots owned or controlled by Forestar, 17,800 of which our homebuilding divisions had under contract to purchase and 18,900 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	June 30, 2023	September 30, 2022
Northwest	2,900	2,900
Southwest	5,000	4,900
South Central	11,700	12,400
Southeast	12,400	14,200
East	7,400	6,800
North	4,400	5,200
	43,800	46,400
_____________
(1)Homes in inventory exclude model homes and homes related to our rental operations.